Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

MACERICH ANNOUNCES STRONG QUARTERLY RESULTS

SANTA MONICA, CA, February 6, 2017– The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended December 31, 2016, which included net income attributable to the Company of $37.1 million or $.26 per share-diluted for the quarter ended December 31, 2016 compared to net income attributable to the Company for the quarter ended December 31, 2015 of $415.0 million or $2.65 per share-diluted. Included in net income in the fourth quarter of 2015 results is a $311 million or $1.86 per share gain on selling joint venture interests in four malls. For the fourth quarter, 2016, funds from operations (“FFO”) diluted was $180.6 million or $1.17 per share-diluted compared to $186.4 million or $1.12 per share-diluted for the quarter ended December 31, 2015. A description and reconciliation of EPS per share-diluted to FFO-diluted is included in the financial tables accompanying this press release.

Results and Capital Highlights

•	Mall tenant annual sales per square foot for the portfolio were $630 for the year ended December 31, 2016 compared to $635 for the year ended December 31, 2015. On a same center basis sales per square foot were $650 for the year ended December 31, 2016 compared to $643 for the year ended December 31, 2015.

•	The releasing spreads for the year ended December 31, 2016 were up 17.7%.

•	Mall portfolio occupancy was 95.4% at December 31, 2016 compared to 96.1% at December 31, 2015.

•	On January 19, 2017 the company sold two non-core assets, Northgate Mall and Cascade Mall, for a combined purchase price of $170 million.

“As borne out by the continued strength in our operating results and portfolio metrics, Macerich remains well-positioned in an ever-changing and evolving retail landscape,” said The Company’s chairman and chief executive officer, Arthur Coppola. “Furthermore, we have continued to re-shape our portfolio by selling two non-core assets with the proceeds slated for reinvestment in our highly value-accretive pipeline of development/redevelopment projects in densely-populated hub and gateway cities.”

Financing Activity

On October 6, 2016, the Company closed on a $325 million loan on previously unencumbered Fresno Fashion Fair. The CMBS loan is a 10 year fixed rate loan with an interest rate of 3.59% and the proceeds were used to pay down the Company’s line of credit.

During 2016, the Company closed $1.8 billion of fixed rate mortgage loans with an average loan amount of $300 million, an average term of 11.1 years with an average interest rate of 3.79%.

In addition, in February, 2017 the Company committed to a $225 million loan on Kierland Commons. The 3.95% fixed rate 10-year loan is expected to close in March and will pay off the current $130 million floating rate loan.

Asset Sales

Continuing the strategy of selling non-core assets and redeploying the capital into its development pipeline, in January, 2017 the Company announced the sale of Cascade Mall in Burlington, WA and Northgate Mall in San Rafael, CA for $170 million. This transaction resulted in net proceeds after debt repayment of approximately

$107 million. As of September 30, 2016, Cascade and Northgate generated sales per square foot of $319 and $421, respectively, and had occupancy rates of 86.5% and 94.9%, respectively. These figures compare to the current Macerich portfolio averages of $630 per square foot in sales and 95.4% occupancy.

2017 Earnings Guidance:

Management is providing diluted EPS and FFO per share guidance for 2017. A reconciliation of estimated EPS to FFO per share-diluted follows:

2017 range

Diluted EPS	$1.26 - $1.36
Plus: real estate depreciation and amortization	3.05 - 3.05
Less: gain on sale of dispositions	.41 - .41

Diluted FFO per share	$3.90 - $4.00

Included in the guidance is $.08 of dilution from the January 2017 sale of Northgate Mall, Cascade Mall and one additional non-core asset that is currently under contract. No other 2017 dispositions or acquisitions are included in guidance.

More details of the guidance assumptions are included in the Company’s Form 8-K supplemental financial information.

Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 54 million square feet of real estate consisting primarily of interests in 48 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago, and the New York Metro area to Washington DC corridor. Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.

Investor Conference Call

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins February 7, 2017 at 11:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2015, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

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THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2016	2015	2016	2015
Revenues:
Minimum rents	$158,781	$181,528	$616,295	$759,603
Percentage rents	11,623	13,877	20,902	25,693
Tenant recoveries	74,714	97,500	305,282	415,129
Other income	16,343	18,669	59,328	61,470
Management Companies’ revenues	10,539	9,184	39,464	26,254

Total revenues	272,000	320,758	1,041,271	1,288,149

Expenses:
Shopping center and operating expenses	78,079	89,324	307,623	379,815
Management Companies' operating expenses	22,839	24,621	98,323	92,340
REIT general and administrative expenses	4,977	7,210	28,217	29,870
Costs related to unsolicited takeover offer	—	—	—	25,204
Depreciation and amortization	89,391	107,035	348,488	464,472
Interest expense	42,721	48,805	163,675	211,943
Gain on extinguishment of debt, net	—	(878)	(1,709)	(1,487)

Total expenses	238,007	276,117	944,617	1,202,157

Equity in income of unconsolidated joint ventures	19,404	16,979	56,941	45,164
Co-venture expense (a)	(3,875)	(3,907)	(13,382)	(11,804)
Income tax benefit (expense)	2,014	1,146	(722)	3,223
(Loss) gain on sale or write down of assets, net	(10,702)	385,326	415,348	378,248
Gain on remeasurement of assets	—	—	—	22,089

Net income	40,834	444,185	554,839	522,912
Less net income attributable to noncontrolling interests	3,706	29,226	37,844	35,350

Net income attributable to the Company	$37,128	$414,959	$516,995	$487,562

Weighted average number of shares outstanding—basic	143,904	156,325	146,599	157,916

Weighted average shares outstanding, assuming full conversion of OP Units (b)	154,470	166,902	157,320	168,478

Weighted average shares outstanding—Funds From Operations (“FFO”)—diluted (b)	154,542	167,028	157,432	168,622

Net income per share—basic	$0.26	$2.65	$3.52	$3.08

Net income per share—diluted	$0.26	$2.65	$3.52	$3.08

Dividend declared per share	$0.71	$4.68	$2.75	$6.63

FFO—basic (b) (c)	$180,633	$187,269	$642,304	$642,268

FFO—diluted (b) (c)	$180,633	$187,269	$642,304	$642,268

FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer (b) (c)	$180,633	$186,391	$640,595	$665,985

FFO per share—basic (b) (c)	$1.17	$1.12	$4.08	$3.81

FFO per share—diluted (b) (c)	$1.17	$1.12	$4.08	$3.81

FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer (b) (c)	$1.17	$1.12	$4.07	$3.95

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)	This represents the outside partners’ allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(b)	The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)	The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted (c):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2016	2015	2016	2015
Net income attributable to the Company	$37,128	$414,959	$516,995	$487,562
Adjustments to reconcile net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in OP	2,713	27,775	37,780	32,615
Loss (gain) on sale or write down of consolidated assets, net	10,702	(385,326)	(415,348)	(378,248)
Gain on remeasurement of consolidated assets	—	—	—	(22,089)
plus gain on undepreciated asset sales—consolidated assets	785	382	3,717	1,326
plus non-controlling interests share of gain (loss) on sale or write down of consolidated joint ventures, net	544	369	(1,662)	481
Loss (gain) on sale or write down of assets from unconsolidated joint ventures (pro rata), net	16	(3,111)	189	(4,392)
plus gain (loss) on undepreciated asset sales—unconsolidated joint ventures (pro rata)	—	3,109	(2)	4,395
Depreciation and amortization on consolidated assets	89,391	107,035	348,488	464,472
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(3,839)	(3,727)	(15,023)	(14,962)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	46,281	28,848	179,600	84,160
Less: depreciation on personal property	(3,088)	(3,044)	(12,430)	(13,052)

FFO attributable to common stockholders and unit holders—basic and diluted	180,633	187,269	642,304	642,268
Gain on extinguishment of debt, net—consolidated assets	—	(878)	(1,709)	(1,487)

FFO attributable to common stockholders and unit holders excluding extinguishment of debt, net—diluted	180,633	186,391	640,595	640,781
Add: Costs related to unsolicited takeover offer	—	—	—	25,204

FFO attributable to common stockholders and unit holders excluding extinguishment of debt, net and costs related to unsolicited takeover offer—diluted	$180,633	$186,391	$640,595	$665,985

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Earnings per Share (“EPS”) to FFO per diluted share (c):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2016	2015	2016	2015
EPS—diluted	$0.26	$2.65	$3.52	$3.08
Per share impact of depreciation and amortization of real estate	0.83	0.77	3.18	3.09
Per share impact of loss (gain) on remeasurement, sale or write down of assets, net	0.08	(2.30)	(2.62)	(2.36)

FFO per share—diluted	$1.17	$1.12	$4.08	$3.81
Per share impact of gain on extinguishment of debt, net	—	—	(0.01)	(0.01)
Per share impact of costs related to unsolicited takeover offer	—	—	—	0.15

FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$1.17	$1.12	$4.07	$3.95

Reconciliation of Net income attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2016	2015	2016	2015
Net income attributable to the Company	$37,128	$414,959	$516,995	$487,562

Interest expense—consolidated assets	42,721	48,805	163,675	211,943
Interest expense—unconsolidated joint ventures (pro rata)	25,247	14,932	97,246	39,622
Depreciation and amortization—consolidated assets	89,391	107,035	348,488	464,472
Depreciation and amortization—unconsolidated joint ventures (pro rata)	46,281	28,848	179,600	84,160
Noncontrolling interests in OP	2,713	27,775	37,780	32,615
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(6,139)	(6,085)	(24,326)	(24,401)
Gain on extinguishment of debt, net—consolidated assets	—	(878)	(1,709)	(1,487)
Loss (gain) on sale or write down of assets—consolidated assets, net	10,702	(385,326)	(415,348)	(378,248)
Gain on remeasurement of assets—consolidated assets	—	—	—	(22,089)
Loss (gain) on sale or write down of assets—unconsolidated joint ventures (pro rata), net	16	(3,111)	189	(4,392)
Add: Non-controlling interests share of gain (loss) on sale of consolidated assets, net	544	369	(1,662)	481
Income tax (benefit) expense	(2,014)	(1,146)	722	(3,223)
Distributions on preferred units	146	759	575	1,174

Adjusted EBITDA (d)	$246,736	$246,936	$902,225	$888,189

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI—Same Centers:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2016	2015	2016	2015
Adjusted EBITDA (d)	$246,736	$246,936	$902,225	$888,189

Add: REIT general and administrative expenses	4,977	7,210	28,217	29,870
Costs related to unsolicited takeover offer	—	—	—	25,204
Management Companies’ revenues	(10,539)	(9,184)	(39,464)	(26,254)
Management Companies’ operating expenses	22,839	24,621	98,323	92,340
Straight-line and above/below market adjustments	(11,284)	(6,920)	(38,309)	(27,950)

NOI—All Centers	252,729	262,663	950,992	981,399
NOI of non-comparable centers	(24,986)	(39,522)	(91,150)	(162,204)

NOI—Same Centers (e)	$227,743	$223,141	$859,842	$819,195

(d)	Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)	The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total Adjusted EBITDA and subtracting out Adjusted EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses and costs related to unsolicited takeover offer. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.